Exhibit 99.2 FOX RIVER VALLEY BANCORP, INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEETS December 31, 2015

12/31/2015
(dollars in thousands except per share data)
ASSETS
Cash and Cash Equivalents	$60,741
Securities available for sale, at fair value	52,287
FHLB Stock, at cost	374
Loans, net of allowance for loan losses of $3,570	148,318
Premises and equipment, net	1,730
Other real estate owned, net	2,030
Deferred tax asset, net	2,627
Accrued interest receivable and other assets	833
Total assets	$268,940

LIABILITIES
Deposits:
Noninterest-bearing	$29,599
Interest-bearing	203,834
Total deposits	233,433
Other borrowings	1,530
Capitalized lease	325
Subordinated debentures	3,926
Trust preferred securities, net	3,610
Accrued interest payable and other liabilities	1,875
Total liabilities	244,699

SHAREHOLDERS' EQUITY
Common stock - $1 par value; 5,000,000 authorized; 1,633,862 shares issued and outstanding	1,634
Surplus	14,695
Retained earnings	8,295
Accumulated other comprehensive loss	(383)
Total shareholders' equity	24,241
Total liabilities and shareholders' equity	$268,940

See accompanying notes to the consolidated financial statements

FOX RIVER VALLEY BANCORP, INC. AND SUBSIDIARY CONSOLIDATED STATEMENT OF OPERATIONS For the Year Ended December 31, 2015

12/31/2015
(dollars in thousands except per share data)
INTEREST AND DIVIDEND INCOME
Loans, including fees	$6,689
Taxable securities	1,070
Tax-exempt securities	36
Federal funds sold and other	75
Total interest and dividend income	7,870

INTEREST EXPENSE
Deposits	1,620
Federal funds purchased and other borrowed funds	60
Subordinated debentures	268
Capitalized lease	23
Trust preferred securities, net	212
Total interest expense	2,183
Net Interest Income	5,687
Provision for loan losses	823
Net interest income after provision for loan losses	4,864
NON-INTEREST INCOME
Services charges	118
Gain on sale of securities, net	221
Other	7
Total non-interest income	346
NON-INTEREST EXPENSE
Employee compensation and benefits	2,257
Occupancy	411
Other	1,576
Total non-interest expense	4,244
Income before income taxes	966
Income tax expense	361
NET INCOME	$605

NET INCOME PER SHARE:
Basic	$0.37

See accompanying notes to the consolidated financial statements

FOX RIVER VALLEY BANCORP, INC. AND SUBSIDIARY CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME For the Year Ended December 31, 2015

12/31/2015
(dollars in thousands except per share data)
Net income	$605
Other comprehensive income (loss):
Unrealized loss on securities	(194)
Reclassification adjustment for net gain recognized in earnings	(221)
(415)
Income tax effect	141
Other comprehensive loss, net of tax	(274)
Total comprehensive income	$331

See accompanying notes to the consolidated financial statements

FOX RIVER VALLEY BANCORP, INC. AND SUBSIDIARY CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY For the Year Ended December 31, 2015

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Loss	Total
	(dollars in thousands)
Balance at December 31, 2014	$1,634	$14,695	$7,690	$(109)	$23,910
Net income	—	—	605	—	605
Other comprehensive loss	—	—	—	(274)	(274)
Balance at December 31, 2015	$1,634	$14,695	$8,295	$(383)	$24,241

See accompanying notes to the consolidated financial statements

FOX RIVER VALLEY BANCORP, INC. AND SUBSIDIARY CONSOLIDATED CASH FLOWS For the Year Ended December 31, 2015

12/31/2015
(dollars in thousands)
Cash flows from operating activities
Net income	$605
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization of premises and equipment	290
Provision for loan losses	823
Net amortization of securities	568
Realized gain on securities available for sale	(221)
Provision for deferred income taxes	361
Deferred compensation expense, net	103
Other real estate owned impairment and loss on sale	79
Change in operating assets and liabilities:
Accrued interest receivable	38
Other assets	(217)
Accrued and other liabilities	(882)
Total adjustments	942
Net cash provided by operating activities	1,547
Cash flows from investing activities
Proceeds from sales of other real estate owned	133
Proceeds from sales, maturities and calls of securities available for sale	19,634
Purchases of securities available for sale	(13,854)
Net decrease in loans	2,058
Capital expenditures on office properties and equipment	(95)
Net cash provided by investing activities	7,876
Cash flows from financing activities
Net increase in demand and savings deposits	17,558
Net (decrease) in certificates of deposits	(4,678)
Payments on borrowed funds	(510)
Payments on capitalized lease	(147)
Net cash provided by financing activities	12,223
Net increase in cash and cash equivalents	21,646
Cash and cash equivalents beginning of period	39,095
Cash and cash equivalents, end of period	$60,741

Supplemental disclosure of cash flow information:
Cash paid (received) during the period for:
Interest expense	$3,154
Income taxes	(109)
Noncash investing and financing activities:
Loans charged off	$3,070
Additional capital lease	270

See accompanying notes to the consolidated financial statements

FOX RIVER VALLEY BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Fox River Valley Bancorp, Inc. (the “Company”) and its subsidiaries attempt to conform to accounting principles generally accepted in the United States of America (“GAAP”) and to general practice within the banking industry. The following is a description of the more significant of those policies.

Nature of Business and Significant Concentrations of Credit Risk

The Company is the sole shareholder of The Business Bank (“the Bank”). The Company commenced operations in June, 1998; the Bank commenced operations in 1999.

The Bank provides a full range of banking services which include real estate lending, business services and commercial lending to corporate clients located within the state of Wisconsin. The Bank’s primary source of revenue is providing loans to clients, who are predominantly engaged in commercial activities. Its primary deposit products are checking, savings and term certificate accounts. The Bank is subject to competition from other financial institutions and is regulated by federal and state banking agencies and undergoes periodic examinations by those agencies.

The Company has no other significant activities other than ownership of the Bank.  Note 3 discusses the types of securities that the Bank invests in. Note 4 discusses the types of lending that the Bank engages in.

Commercial real estate loans represented 62% of the total loan portfolio as of December 31, 2015. Commercial loans represented 14% of the total loan portfolio as of December 31, 2015.

Principals of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company also has one wholly owned subsidiary, Fox River Valley Trust I that is a Delaware statutory trust, which has not been consolidated in accordance with accounting guidance related to variable interest entities.

Use of Estimates in Preparing Financial Statements

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of valuation of securities available for sale, the allowance for loan losses, other real estate owned and deferred tax assets.

Cash and Cash Equivalents

In the normal course of business, the Company maintains balances with correspondent banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“the FDIC”) up to specified limits. Management believes these financial institutions have strong credit ratings and the credit risk related to these deposits is minimal.

For purposes of reporting cash flows in the consolidated financial statements, cash and cash equivalents include cash on hand, interest-bearing and non-interest-bearing accounts in other financial institutions, and federal funds sold, all of which have original maturities of three months or less.

Securities Available for Sale

Available for sale securities are carried at fair value with unrealized gains and losses excluded from earnings and reported separately in other comprehensive income (loss). The Company currently has no securities designated as trading or held-to-maturity. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method. They are included in non-interest income or expense and are reported as a reclassification adjustment in other comprehensive income (loss).

The Company monitors the investment portfolio for impairment on an individual security basis and has a process in place to identify securities that could have a potential impairment that is other than temporary. This process involves analyzing the length of time and the extent to which the fair value has been less than the amortized cost basis, the market liquidity for the security, the financial condition of the issuer and the Company’s intent and ability to hold the investment for a period of time sufficient to recover the temporary impairment. A decline in value due to a credit event that is considered other than temporary is recorded as a loss in non-interest income.

Federal Home Loan Bank Stock

The Bank, as a member of the Federal Home Loan Bank of Chicago (“the FHLB”), is required to maintain an investment in capital stock of the FHLB based on the level of borrowings and other factors and may invest additional amounts. Based on the redemption provisions of the FHLB, the stock has no quoted market value and is carried at cost. It is periodically evaluated by management for impairment. Because it is viewed as a long term investment, impairment is based on ultimate recovery of par value. Dividends are reported as income.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances adjusted for unearned income and the allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, non-refundable fees net of direct loan origination costs on loans are deferred and are accounted for as an adjustment to yield of the related loan category.

The accrual of interest on all loans is discontinued at the time principal and interest is 90 days delinquent. Past due status is based upon on contractual terms of the loan. In all cases, loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on non-accrual or charged off are reversed against interest income. The interest on non-accrual loans is accounted for on the cash-basis until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses (hereinafter referred to as “allowance”) is an estimate of loan losses inherent in the Company’s loan portfolio.  The allowance is established through a provision for loan losses which is charged to expense.  Additions to the allowance are expected to maintain the adequacy of the total allowance after loan losses and loan growth.  Loan losses are charged off against the allowance when the Company determines the loan balance to be uncollectible.  Cash received on previously charged off amounts is recorded as a recovery to the allowance.

The allowance consists of two primary components, general reserves and specific reserves related to impaired loans.  The general component covers non-impaired loans and is based on historical losses adjusted for current factors.  The historical loss experience is determined by portfolio segment and is based on a weighted average of the actual loss history experienced by the Company over the most recent four years.  This actual loss experience is adjusted for economic factors based on the risks present for each portfolio segment.  These economic factors include consideration of the following:  levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations.  These factors are inherently subjective and are driven by the repayment risk associated with each portfolio segment.

The loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impairment is generally measured on a loan by loan basis by either the present value of the expected future cash flows discounted at the loans’ effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Under certain circumstances, the Company will provide borrowers relief through loan restructuring.  A restructuring of debt constitutes a trouble debt restructuring (“TDR”) if the Company for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that it would not otherwise consider.  Restructured loans typically present an elevated level of credit risk as the borrowers are not able to perform according to the original contractual terms.  Loans that are reported as TDRs are considered impaired and measured for impairment as described above.  TDR concessions can include reduction of interest rates, extension of maturity dates, forgiveness of principal or interest due, or acceptance of other assets in full or partial satisfaction of the debt.  Restructured loans can involve loans remaining on nonaccrual, moving to nonaccrual, or continuing on accrual status, depending on the individual facts and circumstances of the borrower.  Nonaccrual restructured loans are included and treated with other nonaccrual loans.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.  Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

The Company maintains a separate general valuation allowance for each portfolio segment.  These portfolio segments include land development, real estate construction, commercial real estate, commercial/industrial, and residential/multi-family real estate.

Land Development and Real Estate Construction

Land development and real estate construction loans possess one of the highest levels of inherent risk within the loan portfolio. In addition to the conditions that may adversely impact commercial real estate loans and commercial/industrial loans, the risk associated with the underlying value of land and possible fluctuations in land values add another layer of risk to this form of lending.

Commercial Real Estate

Commercial real estate loans generally possess a higher inherent risk of loss than other real estate portfolio segments, except land and construction loans.  Adverse economic development or an overbuilt market impact commercial real estate projects and may result in troubled loans.  Trends in vacancy rates of commercial properties impact the credit quality of these loans.  High vacancy rates reduce operating revenues and the ability for the properties to produce sufficient cash flow to service debt obligations.

Commercial/Industrial

Commercial loans generally possess a lower inherent risk of loss than real estate portfolio segments because these loans are generally underwritten to existing cash flows of operating businesses.  Debt coverage is provided by business cash flows and economic trends influenced by unemployment rates and other key economic indicators are closely correlated to the credit quality of these loans.

Residential/Multi-Family Real Estate

The degree of risk in residential and multi-family mortgages depends primarily on the loan amount in relation to collateral value, the interest rate, and the borrower’s ability to repay in an orderly fashion.  These loans generally possess a lower inherent risk of loss than other real estate portfolio segments.  Economic trends determined by unemployment rates and other key economic indicators are closely correlated to the credit quality of these loans.  Weak economic trends indicate that the borrower’s capacity to repay their obligations may be deteriorating.

Although management believes the allowance to be adequate, ultimate losses may vary from its estimates.  At least quarterly, the board of directors reviews the adequacy of the allowance, including consideration of the relevant risks in the portfolio, current economic conditions and other factors.  If the board of directors and management determine that changes are warranted based on those reviews, the allowance is adjusted.  In addition, the Company’s primary regulator reviews the adequacy of the allowance.  The regulatory agencies may require additions to the allowance based on their judgment about information available at the time of their examination.

Bank Premises and Equipment

Land is carried at cost.  Bank premises and equipment are carried at cost, less accumulated depreciation.  Depreciation is computed on the straight line method over the estimated useful lives of the assets.  When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any recognized gain or loss is reflected in income for the period.  The cost of maintenance and repairs is charged to expense as incurred; significant renewals and improvements are capitalized and a deduction is made from the property accounts for retirements of capitalized renewals or improvements.  Gains and losses are on disposition are included in current operations.

Off –Balance Sheet Credit Related Financial Instruments

In the ordinary course of business, the Company has entered into commitments to extend credit, including commitments under credit arrangements and standby letters of credit.  Such financial instruments are recorded when they are funded.

Other Real Estate Owned

Assets acquired through, or in lieu of, loan foreclosures are held for sale and are initially recorded at fair value at the date of acquisition, less estimated costs to sell, establishing a new cost basis.  Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or value less estimated costs to sell.  Revenue and expenses from operations and changes in the valuation allowances are included in other non-interest expense.

Income Taxes

The Company accounts for income taxes in accordance with income tax accounting guidance, which sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions.

The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted law to the taxable income or excess of deductions over revenues. The Company determines deferred taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based upon the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50%; the terms examined and upon examination also include resolution of the related appeals or litigation processes if any. A tax position that meets the more-than-likely-than –not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgement. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion of all of the deferred tax will not be realized.

The Company files income tax returns in the U.S. federal jurisdiction and in the state of Wisconsin.  The Company is no longer subject to U.S. federal income tax examinations by tax authorities for years before 2012.  The Company is no longer subject to state tax examinations by tax authorities for years before 2011.

The Company recognizes interest and penalties on income taxes as a component of other non-interest expense.

Comprehensive Income

Recognized revenue, expenses, gains and losses are included in net income. Certain changes in assets and liabilities, such as unrealized gains and losses on securities available for sale, are reported as a separate component of the equity section of the consolidated balance sheet, such items, along with net income, are components of comprehensive income.

Reclassification adjustments out of other comprehensive income (loss) for gains (losses) realized on sales of securities available for sale comprise the entire balance of ‘Gain on sale of securities, net’ on the statement of operations.

Earnings per Share

Basic earnings per share represent income available to common shareholders divided by the weighted-average number of common shares outstanding during the period.  The weighted-average shares for 2015 were 1,633,862.

Transfers of Financial Assets

The transfer of a participating interest in an entire financial asset must meet the definition of a participating interest. A participating interest in a financial asset has all of the following characteristics: (1) from the date of transfer, it must represent a proportionate (pro rata) ownership interest in the financial asset, (2) from the date of transfer,  all cash flows received, except any cash flows allocated as any compensation for servicing or other services performed, must be divided proportionately among participating interest holders in the amount equal to their share ownership, (3) the rights of each participating interest holder must have the same priority, (4) no party has the right to pledge or exchange the entire financial asset unless all participating interest holders agree to do so.

Advertising/Marketing Costs

Advertising/marketing costs are expenses as incurred.

Fair Value of Financial Instruments

Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in Note 17.  Fair value estimates involve uncertainties and matters of significant judgment.  Changes in assumptions or in market conditions could significantly affect the estimates.

Segments

The Company’s operations consist of one segment called community banking.

New Accounting Pronouncements

In January 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) no. 2014-04, Receivables – Troubled Debt Restructuring by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans Foreclosure. The update clarifies when an in substance foreclosure occurs, that is, when a creditor is considered to have received physical possession of residential real property collateralizing a consumer mortgage loan. This is the point when the consumer mortgage loan should be derecognized and the real property recognized. This update will be effective for annual periods beginning after December 31, 2015 and early adoption is permitted. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In April 2015, the FASB issued ASU No. 2015-03, Simplifying the Presentation of Debt Issuance Costs. This standard requires that debt issuance costs related to the recognized debt liability be presented in the consolidated balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the standard. The Company adopted this new accounting standard for the year ended December 31, 2015. The adoption of this accounting standard did not have a significant effect on the Company’s consolidated financial statements.

In January 2016, the FASB issued ASU No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities – This standard makes a number of changes to the recognition and measurement standards of financial instruments, including the following changes: 1) equity securities with a readily determinable fair value will have to be measured at the fair value with changes in fair value recognized in net income; 2) entities that are public business entities will no longer be required to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized costs; and 3) entities that are public business entities will be required to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes. This new standard is effective for the consolidated financial statements issued for annual reporting periods, and interim periods within those annual periods, beginning after December 31, 2017. The Company does not believe the adoption of the standard will have a significant impact on its consolidated financial statements except that it will no longer disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost as permitted by the standard.

NOTE 2 – RESTRICTIONS ON CASH AND CASH EQUIVALENTS

The Bank is required to maintain average balances on hand with the Federal Reserve Bank.  As of December 31, 2015 the reserve balance amounted to $783,000.

In conjunction with a line of credit through BMO/Harris Bank the Company is required to maintain a cash collateral account for the payment of interest on the line. As of December 31, 2015 the balance in the account was approximately $18,000.

NOTE 3 – SECURITIES AVAILABLE FOR SALE

The amortized cost and fair value of securities available for sale are as follows:

	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
	(dollars in thousands)
December 31, 2015
U.S. government and agency securities	$4,131	$—	$(174)	$3,957
Mortgage-backed securities/Collateralized mortgage obligations	48,739	123	(532)	48,330
	$52,870	$123	$(706)	$52,287

The amortized cost and fair value of securities at December 31, 2015, by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	Fair
	Cost	Value
	(dollars in thousands)
December 31, 2015
Due in one year or less	$-	$-
Due from one to five years	-	-
Due from five to ten years	999	951
Due after ten years	3,132	3,006
Mortgage-backed securities/Collateralized mortgage obligations	48,739	48,330
Total	$52,870	$52,287

For the year ended December 31, 2015, Mortgage-backed securities with an amortized cost of $5,787 and Municipal securities with an amortized cost of $3,708 were sold resulting in the recognition of gross gains totaling $131 and $90, respectively.

At December 31, 2015, the carrying value of securities pledged to support deposits was $48,846.  The carrying value of securities pledged to support a letter of credit issued on behalf of a client was $600.

Temporarily Impaired Securities

The following table shows the unrealized losses and fair value of the Company's investment securities with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position as of December 31, 2015.

	Less Than 12 Months		12 Months or Greater		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
	(dollars in thousands)
December 31, 2015
U.S. government and agency securities	$1,116	$(15)	$2,841	$(159)	$3,957	$(174)
Mortgage-backed securities/Collateralized mortgage obligations	18,643	(206)	13,314	(326)	31,957	(532)
Total debt securities	$19,759	$(221)	$16,155	$(485)	$35,914	$(706)

The unrealized loss on investment securities is due to normal fluctuations in interest rates. Because the Company does not intend to sell the securities and it is not more-likely-than-not that the Company will be required to sell the securities before recovery of the amortized cost basis, which may be at maturity, the Company does not consider the securities to be other-than-temporarily impaired as of the respective dates shown.  At December 31, 2015, 41 securities had unrealized losses with aggregate depreciation of approximately 2.0% from the Bank's amortized cost.

NOTE 4 – LOANS

The components of loan were as follows:

December 31,
2015
(dollars in thousands)
Land development	$3,837
Real estate construction	7,670
Commercial real estate	93,384
Commercial/Industrial	20,907
Residential real estate/Multi-family	18,209
All other	7,810
Total loans	$151,817
Unearned loan costs	$71
Allowance for loan losses	(3,570)
Loans, net	$148,318

The following table presents the aging of the recorded investment in past due loans as of December 31, 2015.

	30-59 Days Past Due	60-89 Days Past Due	90+ Days Past Due	Total Past Due	Loans Not Past Due	Total Loans
	(dollars in thousands)
December 31, 2015
Land development	$-	$-	$-	$-	$3,837	$3,837
Real estate construction	-	-	2,534	2,534	5,136	7,670
Commercial real estate	-	-	-	-	93,384	93,384
Commercial/Industrial	-	-	-	-	20,907	20,907
Residential real estate/Multi-family	-	-	-	-	18,209	18,209
All other	-	-	-	-	7,810	7,810
Total	$-	$-	$2,534	$2,534	$149,283	$151,817

The following table lists information on nonaccrual, restructured, and certain past due loans as of December 31, 2015.

December 31,
2015
(dollars in thousands)
Nonaccrual loans, 90 days or more past due	$2,534
Nonaccrual loans 30-89 days past due	-
Nonaccrual loans, less than 30 days past due	1,538
Restructured loans not on nonaccrual status	2,590
90 days or more past due and still accruing	-

Troubled Debt Restructurings

As of December 31, 2015 the Company has no specific allocations of reserves to customers whose loan terms have been modified in troubled debt restructurings nor does it have any lending commitments to any such customers.

A TDR on nonaccrual status is classified as a nonaccrual loan until evaluation supports reasonable assurance of repayment and of performance according to the modified terms of the loan. Once this assurance is reached, the TDR is classified as a restructured loan. At December 31, 2015 there were $3,554,000 of TDR loans, of which $964,000 were classified as nonaccrual and $2,590,000 were classified as restructured and accruing. There were no TDRs that defaulted within 12 months of their modification date during the year ended December 31, 2015.

The following table presents the recorded investment in nonaccrual and loans past due over 90 days on accrual by class of loan:

December 31,
2015
(dollars in thousands)
Land development	$489
Real estate construction	2,534
Commercial real estate	964
Commercial/Industrial	85
Residential real estate/Multi-family	-
All other	-
Total	$4,072

All nonaccrual loans are considered to be impaired.  Total loans considered impaired and their related reserve balances are as follows:

December 31,
2015
(dollars in thousands)
Impaired loans without a specific allowance	$2,307
Impaired loans with a specific allowance	6,817
Total impaired loans	$9,124
Specific allowance related to impaired loans	$2,192

The following table presents loans individually evaluated for impairment by class of loans as of December 31, 2015:

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment	Interest Recognized
December 31, 2015	(dollars in thousands)
With no related allowance:
Land development	$-	$-	$-	$-	$-
Real estate construction	-	-	-	-	-
Commercial real estate	2,535	2,224	-	2,411	84
Commercial/Industrial	83	83	-	66	4
Residential real estate/Multi-family	-	-	-	-	-
All other	-	-	-	-	-
	$2,618	$2,307	$-	$2,477	$88

With an allowance recorded
Land development	$1,115	$573	$171	$574	$-
Real estate construction	-	-	-	-	-
Commercial real estate	5,469	5,382	1,782	5,360	121
Commercial/Industrial	932	862	239	1,046	72
Residential real estate/Multi-family	-	-	-	-	-
All other	-	-	-	-	-
	7,516	6,817	2,192	6,980	193
	$10,134	$9,124	$2,192	$9,457	$281

No additional funds are committed to be advanced in connection with impaired loans

Changes in the allowance for loan losses are as follows:

December 31,
2015
(dollars in thousands)
Balance, beginning of year	$5,663
Provision for loan losses	823
Loans charged off	(3,070)
Recoveries	154
Balance, end of period	$3,570

Changes in the allowance for loan losses by portfolio segment were as follows:

	December 31, 2015
	Beginning Balance	Provision for Loan Losses	Loans Charged Off	Loan Recoveries	Ending Balance
	(dollars in thousands)
Land development	$604	$226	$(600)	$-	$230
Real estate construction	37	21	-	-	58
Commercial real estate	2,432	400	(307)	142	2,667
Commercial/Industrial	2,426	112	(2,163)	12	387
Residential real estate/Multi-family	92	43	-	-	135
All other	72	21	-	-	93
Total	$5,663	$823	$(3,070)	$154	$3,570

The following table presents the balances in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on the impairment method at:

	December 31, 2015
	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total
	(dollars in thousands)
Allowance for loan losses:
Land development	$171	$59	$230
Real estate construction	-	58	58
Commercial real estate	1,782	885	2,667
Commercial/Industrial	239	148	387
Residential real estate/Multi-family	-	135	135
All other	-	93	93
	$2,192	$1,378	$3,570
Loans:
Land development	$573	$3,264	$3,837
Real estate construction	-	7,670	7,670
Commercial real estate	7,606	85,778	93,384
Commercial/Industrial	945	19,962	20,907
Residential real estate/Multi-family	-	18,209	18,209
All other	-	7,810	7,810
	$9,124	$142,693	$151,817

Credit Quality Indicators

The Company categorizes loans into risk categories based upon relevant information about the ability of the borrowers to service their debt, such as current financial information, historical payment experience, credit documentation, public information and current economic trends, among other factors. The Company analyzes commercial and commercial real estate loans individually by classifying the credits as to the credit risk. The process of analyzing loans for changes in risk rating is ongoing through routine monitoring of the portfolio and annual internal credit reviews for credit with exposures in excess of $25,000. The Company uses the following definitions for credit risk ratings:

Sound. Credits classified as sound show very good probability of ongoing ability to meet and/or exceed obligations.

Acceptable. Credits classified as acceptable show very good probability of ongoing ability to meet and/or exceed obligations.

Satisfactory. Credits classified as satisfactory show very good probability of ongoing ability to meet and/or exceed obligations.

Watch. Credits classified as watch show some questionable probability of ongoing ability to meet and/or exceed obligations.

Special Mention. Credits classified as special mention show potential weaknesses that deserve management's attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loans or of the institution's credit position at some future date.

Substandard. Credits classified as substandard generally have well-defined weaknesses that jeopardize the repayment of the debt. They have a distinct possibility that a loss will be sustained if the deficiencies are not corrected.

Doubtful. Credits classified as doubtful have all the weaknesses inherent in those classified as substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable.

The Company categorizes residential real estate and all other loans as satisfactory at the time of origination based on information obtained as to the ability of the borrower(s) to service their debt, such as current financial information, employment status and history, historical payment experience, credit scores and type and amount of collateral among other factors. The Company updates relevant information on these types of loans at the time refinance, troubled debt restructuring or other indications of financial difficulty, downgrading as needed using the same category descriptions as for commercial and commercial real estate loans. In addition, the Company further considers current payment status as an indicator of which risk category to assign to the borrower.

The greater the level of deteriorated risk as indicated by the loan's assigned risk category, the greater likelihood a loss will occur in the future.  If the loan is impaired then the loan loss reserves for the loan is recorded at the loss level of impairment. If the loan is not impaired, then its loan loss reserves are determined by the application of a loss rate that increases with the risk in accordance with the allowance for loan loss analysis.

Based on the most recent analysis performed by management, the risk category of loans by class of loans is as follows:

	As of December 31, 2015
	Sound/ Acceptable/ Satisfactory	Watch	Special Mention	Substandard	Total Loans
	(dollars in thousands)
Land development	$3,035	$269	$44	$489	$3,837
Real estate construction	5,136	-	-	2,534	7,670
Commercial real estate	85,117	5,137	301	2,829	93,384
Commercial/Industrial	15,294	2,401	2,915	297	20,907
Residential real estate/Multi-family	15,752	1,065	1,392	-	18,209
All other	7,810	-	-	-	7,810
	$132,144	$8,872	$4,652	$6,149	$151,817

NOTE 5 – PREMISES AND EQUIPMENT

Premises and equipment consisted of the following:

	December 31,	Estimated
	2015	Useful Life
	(dollars in thousands)
Land	$280	N/A
Bank premises	2,675	25-30 years
Computer software	424	1-3 years
Furniture, fixtures, and equipment	1,588	3-10 years
	4,967
Accumulated depreciation	(3,237)
Premises and equipment, net	$1,730

Depreciation expense charged to operations for year ended December 31, 2015 totaled $290,000.

NOTE 6 – OTHER REAL ESTATE OWNED

Changes in other real estate owned are as follows:

December 31,
2015
(dollars in thousands)
Balance beginning of period	$2,242
Assets foreclosed	-
Write-down of other real estate owned	(61)
Net loss on sales of other real estate owned	(18)
Proceeds from sale of other real estate owned	(133)
Balance end of period	$2,030

Other real estate owned consists of foreclosed commercial real estate properties.  There are no residential real estate loans that are in the process of foreclosure at December 31, 2015.

Expenses applicable to other real estate owned, included in Other Non-interest expense on the statement of operations, include the following:

December 31,
2015
(dollars in thousands)
Net loss on sales of other real estate owned	$18
Write-down of other real estate owned	61
Operating expenses, net of rental income	76
$155

NOTE 7 – DEPOSITS

Deposits are summarized as follows:

December 31,
2015
(dollars in thousands)
Demand deposits	$29,599
NOW	25,306
Savings/MMDA	105,475
Certificates of deposit	73,053
Total deposits	$233,433

Certificates of deposit in amounts of $250,000 or greater as of December 31, 2015 were approximately $6,507,000.

The scheduled maturities of certificates of deposit are as follows:

December 31,
2015
(dollars in thousands)
1 year or less	$23,628
1 to 2 years	32,808
2 to 3 years	11,187
3 to 4 years	1,339
Over 4 years	4,091
$73,053

NOTE 8 – OTHER BORROWINGS

Other borrowings consist of a line of credit with BMO/Harris Bank, N.A. secured by the stock of the Bank. The line of credit is represented by a one year term note which matures on June 30, 2016. As of December 31, 2015 the outstanding balance on the note was $1,530,000.  Interest on the note is payable monthly at a rate equal to LIBOR plus 3.50% (as of December 31, 2015 3.74%), via a charge to a cash collateral account held at BMO/Harris Bank, N.A. for the benefit of the Company.  As of December 31, 2015 the balance in the account was approximately $18,000.

For liquidity purposes the Bank maintains secured lines of credit through the Federal Reserve Bank of Chicago and the Federal Home Loan Bank of Chicago. Both lines are secured by pledges of specific loans held in the Bank’s portfolio. The total value of loans pledged to secure such borrowings as of December 31, 2015 were $10,443,000 and $8,729,000, respectively. As of December 31, 2015 the borrowing capacity under each of the lines was $6,674,000 and $6,774,000, respectively.  No borrowings were outstanding on either of the lines as of December 31, 2015.

NOTE 9 – CAPITALIZED LEASE

The primary office of the Company and The Business Bank located at 5643 Waterford Lane, Appleton, Wisconsin is leased under an agreement with Midwest Properties, Greenville, Wisconsin. Under the terms of the current lease the Bank is obligated to pay monthly rents equal to $15,025. The lease is “triple net” with the Bank responsible for the payment of utilities, real estate taxes and insurance expenses. The current lease expires on April 30, 2018.

Due to the nature of the lease it is accounted for as a capitalized lease.  As of December 31, 2015, the original cost of the building was $1,258,005 net of accumulated amortization of $953,545, was included in Bank premises.  The balance of $324,633 reflected on the balance sheet represents the remaining liability for future payments due under the current lease arrangement.  Amortization expense associated with the lease during 2015 was $99,650 which was included in Occupancy expense.

NOTE 10 – SUBORDINATED DEBENTURES

In December 2009, the Company issued subordinated notes (debentures) with a final maturity of twenty five years, due in 2034 with principal equal to $2,030,000. The notes were offered to bona fide Wisconsin residents who were “accredited investors”.

The notes carry an interest rate equal to 5 year LIBOR plus 4.50%, which resets every five years. The current rate is equal to 6.165% through November 15, 2019. Interest payments are due quarterly.

The notes are callable by the Company at par, subject to approval by the Federal Reserve Bank of Chicago, every five years beginning November 15, 2014. The notes must be repaid in full, at par upon the occurrence of a change in control of the Company or Bank.

The notes were structured to qualify as Tier II capital for regulatory purposes. However, the securities cannot be used to constitute more than 50% of the Company’s Tier II capital.

In December 2012 the Company issued subordinated notes (debentures) with a final maturity of five years, due in 2017 with principal equal to $1,896,000. The notes were offered to bona fide Wisconsin residents who were “accredited investors”.

The notes carry an interest rate equal to 8.00% with interest payments due quarterly.

The notes are callable by the Company at par, subject to approval by the Federal Reserve Bank of Chicago, on the anniversary date of December 3 each year beginning December 3, 2015. The notes must be repaid in full, at par upon the occurrence of a change in control of the Company or Bank.

NOTE 11 – INCOME TAXES

Allocation of income tax expense between current and deferred portion consists of the following as of December 31, 2015:

December 31,
2015
(dollars in thousands)
Current
Federal income tax	$-
State income tax	-
Total current	-
Deferred income tax expense	361
$361

The reasons for the difference between income tax expense and the amount computed by applying the statutory tax rates to income before taxes are as follows:

December 31,
2015
(dollars in thousands)
Statutory federal tax rate	34%
Income tax at statutory federal rate	$328
Increase (reduction) resulting from:
State income taxes, net of federal income tax benefit	50
Tax exempt interest	(49)
Other	32
Income tax expense	$361
Effective tax rate	37%

The components of the net deferred tax asset are as follows as of December 31, 2015:

December 31,
2015
(dollars in thousands)
Deferred tax assets:
Allowance for loan losses	$681
Deferred compensation	521
Capital lease	45
Deferred ORE rental income	26
OREO	430
Charitable contributions	21
Fixed assets	30
AMT credit	20
Federal net operating loss carryforward	543
State net operating loss carryforward	190
Unrealized loss on AFS Securities	200
Total deferred tax assets	$2,707
Deferred tax liabilities
Prepaid expenses	(52)
Deferred loan costs	(28)
Non-accrual loan interest	-
Total deferred tax liabilities	$(80)
Net deferred tax asset	$2,627

At December 31, 2015, the Company had a state net operating loss carryover of approximately $3,652,000 that will begin to expire on 2029. The Company had a federal net operating loss carryover of approximately $1,596,000 at December 31, 2015 that will begin to expire in 2035.

NOTE 12 – OFF-BALANCE SHEET ACTIVITIES

Credit Related Financial Instruments

The Bank is a party to credit related financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers.  The financial instruments include commitments to extend credit and standby letters of credit.  Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

The Bank’s exposure to credit loss is represented by the contractual amount of these commitments.  The Bank follows the same credit policies in making commitments as it does for on-balance sheet instruments.

Financial instruments, whose contract amount represents credit risk as of December 31, 2015, were as follows:

(dollars in thousands)

Commitments to extend credit and unused lines of credit,

Including unused credit card lines$36,699

Standby letters of credit     401

Commitments to extend credit are agreements to lend funds to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The amount of collateral obtained, if deemed necessary by the Bank, is based on management’s credit evaluation of the customer.

Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers.  These lines of credit are usually collateralized and contain a specified maturity date and may not be drawn upon to the total extent to which the Bank is committed.

Standby letters of credit are conditional commitments issues by the Bank to guarantee the payment or the performance of a Bank customer to a third party.  Both standby and performance letters of credit are generally issued for terms of one to four years.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.  The Bank generally holds collateral supporting these commitments.

NOTE 13 - EMPLOYEE BENEFIT AND DEFERRED COMPENSATION PLANS

Employee 401(k) Plan

The Company has a simple 401(k) plan covering substantially all employees. Under the terms of the plan the Company matches employee contributions up to the first 3.0% at a rate of 100%; the Company matches the second 3.0% of employee contributions at a rate of 50%.  Total expense for the year ended December 31, 2015 was $71,500.

Deferred Directors Compensation Plan

Under the Company’s 2002 Deferred Directors Compensation plan directors may elect to defer fees earned. Such deferred fees are used to purchase units of the Company’s stock at the book value at the beginning of the year in which the fees were earned. Units purchased in the plan appreciate in value in line with the appreciation in the book value of the Company’s stock. The appreciation in the value of units held in the plan is recognized as an expense in the year incurred, which totaled $12,900 for the year ended December 31, 2015. The value of such units may not drop below the original amount of the fees deferred in the plan.

As of December 31, 2015 the cumulative value of fees deferred by directors participating in the plan amounted to $771,000, units awarded in the plan represented 68,129 shares of Company stock with an appreciated value of $1,011,037.

Deferred Officers Compensation Plans

Under the Company’s 2002 Deferred Officers Compensation Plan phantom units of Company stock are granted to officers based upon performance. Units granted in the plan are issued at the book value of the Company’s stock as of the end of the year in which they were granted. Units have a cliff vesting period of five years from the end of the year in which they were granted. Units appreciate in value based upon the difference in book value of the Company’s stock as of the year end in which they were issued and the book value of the Company’s stock as of the end of the current year. The appreciation in the value of units issued under the plan is recognized as an expense in the year incurred. Units can only be paid out upon the resignation or retirement of an officer and may be paid out quarterly over a five year period at the discretion of the Board of Directors. The value of such units is determined as the book value of the Company’s stock as of the end of the year prior to the officer’s date of resignation.

As of December 31, 2015 there were 15,000 fully vested units issued and outstanding to officers with an appreciated value of $94,790. The value of payments remaining to former officers in the plan was equal to $212,165.

Under the Company’s 2007 Deferred Officers Compensation Plan phantom units of Company stock are granted to officers based upon performance. Units granted in the plan are issued at the book value of the Company’s stock as of the end of the year in which they were granted. Units have a vesting period of five years from the end of the year in which they were granted at the rate of 20% per year. Units appreciate in value based upon the difference in book value of the Company’s stock as of the year end in which they were issued and the book value of the Company’s stock as of the end of the current year. The appreciation in the value of units issued under the plan is recognized as an expense in the year incurred. Officers can elect to be paid out for any units vested in the plan based upon the value of the units as of the previous year end. Vested units must be paid out at the end of the five year period or upon the resignation or retirement of an officer. The value of such units is determined as the book value of the Company’s stock as of the end of the year prior to the officer’s date of resignation.

As of December 31, 2015 the value of units vested and outstanding to officers totaled $13,032.

NOTE 14 – TRUST PREFERRED SECURITIES

In November 2003 the Company formed a wholly owned subsidiary business trust, Fox River Valley Capital Trust I, (the “Trust”), a Delaware statutory trust, for the purpose of issuing capital securities which qualify as Tier II capital for the Company. The Trust issued $3.610 million of floating rate, junior subordinated debentures, of which the Company owns $0.110 million. The debentures are non-voting, mandatorily redeemable in 2033 and guaranteed by the Company.

The distribution rate payable on the debentures is cumulative and payable quarterly in arrears. The Company has the right, subject to events in default, to defer payments of interest on the debentures at any time by extending the interest payment period not exceeding 20 consecutive quarters with respect to each deferral period, provided that no extension period may extend beyond the redemption or maturity date of the debentures. Interest is current through the most recent due date of November 30, 2015.

The Trust may redeem some or all of the capital securities, at par, with 30 days advance notice, on or after November 30, 2008, but only on May 30 or November 30 of any given year, and only in a minimum amount of $500,000 and in increments of $10,000 thereafter, or the full amount of the capital securities. The Trust may redeem all of the capital securities at any time upon the occurrence and during the continuation of a Tax Event, an Investment Company event or a Capital Treatment Event, at any time within 90 days following the Event.

The notes carry an interest rate equal to 5 year LIBOR plus 3.40%, which resets every five years. The current rate is equal to 4.855% through November 30, 2018. Interest payments are due quarterly.

NOTE 15 – REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by federal and state banking agencies.

Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary actions regulators that, if undertaken could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance-

sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings and other factors.

Effective January 1, 2015, the Bank is subject to new capital adequacy framework called Basel III. Basel III includes several changes to the capital adequacy guidelines, including a new Common Equity Tier I capital requirement,

increases in the minimum required Tier I risk-based capital ratios and other changes to the calculation of regulatory capital and risk-weighted assets.

Qualitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Common Equity Tier I, Tier I and Total capital to risk-weighted assets and of Tier I capital to average assets. It is management's opinion as of December 31, 2015, that the Bank meets all applicable capital adequacy requirements.

	Actual			For Capital Adequacy Purposes:				To Be Well Capitalized Under Prompt Corrective Action Provisions:
	Amount	Ratio		Amount		Ratio		Amount		Ratio
	(dollars in thousands)
December 31, 2015
Tier 1 Common Equity (to risk weighted assets):
Bank	$32,560	19.60%	≥	$7,475	≥	4.50%	≥	$10,797	≥	6.50%
Tier 1 Capital (to risk weighted assets):
Bank	32,560	19.60%	≥	9,967	≥	6.00%	≥	13,289	≥	8.00%
Total Capital (to risk weighted assets):
Bank	34,655	20.86%	≥	13,289	≥	8.00%	≥	16,611	≥	10.00%
Tier 1 Capital (to average assets):
Bank	32,560	12.69%	≥	10,260	≥	4.00%	≥	12,825	≥	5.00%

The Bank continues to operate under capital restrictions established by the Federal Deposit Insurance Corporation and the Wisconsin Department of Financial Institutions which requires the Bank to maintain a minimum Tier I capital ratio of 9.00% and a minimum Total Risk Based capital ratio of 12.00%.

NOTE 16 – RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Bank has granted loans to principal officers and directors and their affiliates.

Activity consisted of the following:

December 31,
2015
(dollars in thousands)
Beginning balance	$8,836
New loans/increased commitments	7,163
Repayments/payoffs	(688)
Ending balance	$15,311

Deposits from related parties held by the Bank at December 31, 2015 amounted to approximately $9,817,000.

NOTE 17 – FAIR VALUE MEASUREMENTS

Determination of Fair Value

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures.  The fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Fair value is best determined based upon quoted market prices.  However, in many instances, there are no quoted market prices for the Company’s various financial instruments.  In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.  Those techniques are significantly affected by the assumptions used, including the discount rate and estimate of future cash flows.  Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

Guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions.  If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate.  In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment.  The fair value is considered a reasonable point within the range that is most representative of fair value under current market conditions.

Fair Value Hierarchy

The Company groups its financial assets and financial liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 – Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.  Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market.  Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 – Valuation is based on inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.  The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset.

Level 3 – Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.  Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgement or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following methods and assumptions were used by the Company in estimating the fair value disclosures for financial instruments:

Cash and Cash Equivalents

The carrying amounts of cash and short-term instruments approximate fair values based on the short-term nature of the assets.

Securities Available for Sale

Where quoted prices are available in an active market, the Company classifies the securities within Level 1 of the valuation hierarchy.  Securities are defined as both long and short positions.  Level 1 securities include highly liquid government bonds and exchange-traded equities.

If quoted market prices are not available, the Company estimates fair values using pricing models and discounted cash flows that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes and credit spreads.

Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include U.S. government and agency securities, corporate bonds and other securities.  Mortgage-backed securities are included in Level 2 if observable inputs are available.  In certain cases where there is limited activity or less transparency around inputs to the valuation, the Company classifies those securities in Level 3.

Other Real Estate Owned

Loans on which the underlying collateral has been repossessed are adjusted to fair value upon transfer to other real estate owned.  Subsequently, other real estate owned is carried at the lower of the carrying value or fair value.  Fair value is based upon independent market prices, appraised values of the collateral, or management’s estimation of the value of the collateral.  Due to the significance of the unobservable inputs, all other real estate owned are classified as Level 3.

Accrued Interest

The carrying amounts approximate fair value.

Commitments to Extend Credit and Standby Letters of Credit

As of December 31, 2015, the carrying and fair values of the commitments to extend credit and standby letters of credit are not considered significant.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are summarized in the Note 17 table.

Assets Measured at Fair Value on a Nonrecurring Basis

Certain assets and liabilities are measured at fair value on a nonrecurring basis; this is, they are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment).   The table on the Note 17 presents the financial instruments carried on the consolidated balance sheet by caption and by level in the fair value hierarchy for which a nonrecurring change in fair value has been recorded.

Assets and liabilities measured at fair values on a recurring basis are summarized below:

	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
	(dollars in thousands)
December 31, 2015
Securities available for sale:
U.S. government and agency securities	$-	$3,957	$-	$3,957
Mortgage-backed securities/CMOs	-	48,330	-	48,330
Total assets at fair value	$-	$52,287	$-	$52,287

Assets measured at fair values on a nonrecurring basis are summarized below:

	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Impairment Losses
	(dollars in thousands)
December 31, 2015
Impaired loans	$-	$-	$6,817	$2,192
Other real estate owned	-	-	2,030	-
Total assets at fair value	$-	$-	$8,847	$2,192

The significant inputs used in the fair value measurements for Level 3 assets measured at fair value on a nonrecurring basis are as follows:

December 31, 2015
	Valuation Techniques	Unobservable Inputs	Range
Impaired loans	Evaluation of collateral	Estimation of value	NM*
Other real estate owned	Appraisal/Market Evaluation	Adjustment	6%-8%

* Not Meaningful.

Evaluations of the underlying assets are completed for each impaired loan with a specific reserve. The types of collateral vary widely and could include accounts receivable, inventory, a variety of equipment and real estate. Collateral evaluations are reviewed and discounted as appropriate based on the knowledge of the specific type of collateral. In the case of real estate, an independent appraisal may be obtained. Types of discounts considered include aging of receivables, condition of the collateral, potential market for the collateral, and estimated disposal costs. These discounts will vary from loan to loan, thus providing a range would not be meaningful.

Impaired Loans

In accordance with the provisions of the loan impairment guidance, impairment was measured for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement. The fair value of impaired loans is estimated using one of several methods, including collateral value, market value of similar debt, or discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of expected payments or collateral exceeds the recorded investment in such loans. Impaired loans for which an allowance is established based on the fair value of the collateral require classification in the fair value hierarchy. Collateral values are estimated using Level 3 inputs based on customized discounting criteria.

Impairment amounts on impaired loans represent specific valuation allowance and write-downs during the period presented on impaired loans that were individually evaluated for impairment based on the estimated fair value of the collateral less estimated selling costs, excluding impaired loans fully charged-off.

Other Real Estate Owned

Foreclosed assets are recorded at fair value based on property appraisals, less estimated selling costs, at the date of the transfer with any impairment amount charged to the allowance for loan losses. Subsequent to the transfer, foreclosed assets are carried at the lower of cost or fair value, less estimated selling costs with changes in fair value or any impairment amount recorded in other non-interest expense. Values are estimated using Level 3 inputs based on customized discounting criteria. The carrying value of foreclosed assets is not re-measured to fair value on a recurring basis but is subject to fair value adjustments when the carrying value exceeds the fair value, less estimated selling costs.

Deposits

The fair values disclosed for demand deposits (e.g., interest and non-interest checking and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair value at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Other Borrowings

The carrying amounts of federal funds purchased, other borrowings and other short-term borrowings maturing within ninety days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on current market rates for similar types of borrowing arrangements.

Subordinated Debentures

The carrying amounts approximate fair value.

Trust Preferred Securities

The carrying amounts approximate fair value.

The estimated fair values and related carrying or notional amounts of the Company's financial instruments are as follows:

	December 31,
	2015
	Carrying Amount	Fair Value	Input Level
Financial assets:	(dollars in thousands)
Cash and cash equivalents	$60,741	$60,741	1
FHLB Stock	374	374	2
Securities available for sale	52,287	52,287	2
Loan, net of allowance for loan losses	148,318	149,015	3
Accrued interest receivable	501	501	2
Financial liabilities:
Deposits:
Time	73,053	72,869	3
Other deposits	160,380	160,380	1
Other borrowings	1,855	1,855	3
Subordinated debentures	3,926	3,926	3
Trust preferred securities	3,610	3,610	3
Accrued interest payable	114	114	2

NOTE 18 – DIVIDEND AND CAPITAL RESTRICTIONS

Federal and state banking regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the Company. Due to the existence of the Informal Agreements between the Bank and the FDIC the Bank may not declare or pay any dividends without prior written consent from the FDIC. Due to existence of the Informal Agreement between the Company and the Federal Reserve Bank the Company may not pay any dividends without prior written consent from the Federal Reserve Bank.

NOTE 19 – SUBSEQUENT EVENTS

On November, 19, 2015 the Company finalized and executed a merger agreement with County Bancorp, Inc., a Wisconsin corporation and registered bank holding company and its wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, headquartered in Manitowoc, Wisconsin.  Under the terms of the agreement shareholders of the Company are expected to receive a combination of cash and shares of County Bancorp, Inc. stock valued at $17.69 per share for each share of Company stock.

Neither the Securities and Exchange Commission nor any state securities regulatory body has approved or disapproved of the securities to be issued under the proposed agreement.  The transaction is also subject to regulatory and stockholder approval.

The impact of the proposed transaction has not yet been determined and therefore has not been reflected in Company’s financial statements as of December 31, 2015.

Management evaluated subsequent events through March 17, 2016, which is the date the financial statements were issued.  Events or transactions occurring after December 31, 2015, but prior to issuance that provided additional evidence about conditions that existed at December 31, 2015, have been recognized in the financial statements for the period ending December 31, 2015.  Events or transactions that provided evidence about conditions that did not exist at December 31, 2015, but arose before the consolidated financial statements were issued have not been recognized in the consolidated financial statements for the period ended December 31, 2015.